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                                                                     EXHIBIT 3.2

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       WEIGHT WATCHERS INTERNATIONAL, INC.

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       of

                       WEIGHT WATCHERS INTERNATIONAL, INC.

                        --------------------------------

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

      Section 1.1. Place of Meetings.

      All meetings of the shareholders of Weight Watchers International, Inc. (hereinafter called the "Corporation") shall be held at such place, either within or without the Commonwealth of Virginia, as may from time to time be fixed by the Board of Directors of the Corporation (hereinafter called the "Board").

      Section 1.2. Annual Meetings.

      The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Wednesday in February of each year (or, if that day shall be a legal holiday, then on the next succeeding business day), or on such other day and/or in such other month as may be fixed by the Board, at such hour as may be specified in the notice thereof.

      Section 1.3. Special Meetings.

      A special meeting of the shareholders for any purpose or purposes, unless otherwise provided by law, may be held at any time upon the call of any of the persons authorized in the Articles of Incorporation of the Corporation, as from time to time amended (hereinafter called the "Articles"), to call a special meeting of the shareholders. Except as provided in the Articles, no other person shall be authorized or entitled to call a special meeting of the shareholders.

      Section 1.4. Notice of Meetings.

      Except as otherwise provided by law or the Articles, not less than ten nor more than sixty days' notice in writing of the place, day, hour and purpose or purposes of each meeting of the shareholders, whether annual or special, shall be given to each shareholder of record of the Corporation entitled to vote at such meeting, either by the delivery thereof to such shareholder personally or by the mailing thereof to such shareholder in a postage prepaid envelope addressed to such shareholder at his address as it appears on the stock transfer books of the Corporation. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or

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convened, or who shall waive notice thereof in a writing signed by the shareholder before, at or after such meeting. Notice of any adjourned meeting need not be given, except when expressly required by law.

      Section 1.5. Quorum.

      Shares representing a majority of the votes entitled to be cast on a matter by all classes or series that are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chairman of such meeting or the holder of shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted that might have been transacted at the meeting as originally called.

      Section 1.6. Voting.

      Unless otherwise provided by law or the Articles, at each meeting of the shareholders each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation upon any date fixed as hereinafter provided, and may vote either in person or by proxy in writing. Unless demanded by a shareholder present in person or represented by proxy at any meeting of the shareholders and entitled to vote thereon or so directed by the chairman of the meeting, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or his proxy, and it shall show the number of shares voted.

      Section 1.7.Judges.

      One or more judges or inspectors of election for any meeting of shareholders may be appointed by the chairman of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

      Section 1.8.Conduct of Meeting.

      The chairman of the meeting at each meeting of shareholders shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.


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                                  ARTICLE II
                              BOARD OF DIRECTORS

      Section 2.1. Number, Term, Election.

      The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The Board shall consist of seven directors, but the number of directors may be increased to any number, not to exceed eleven directors, or decreased to any number, not less than one director, by resolution of the Board or the shareholders, provided that no decrease in the number of directors shall shorten or terminate the term of any incumbent director. Each director shall be elected to hold office until the next succeeding annual meeting of shareholders and shall hold office until such director's successor shall have been elected and qualifies, or until such earlier time as such director shall resign, die or be removed. No director need be a shareholder.

      Section 2.2. Compensation.

      Each director, in consideration of such director's serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by such director in connection with the performance of such director's duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

      Section 2.3. Place of Meetings.

      The Board may hold its meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section 2.4. Organizational Meeting.

      As soon as practicable after each annual election of directors, the newly constituted Board shall meet for the purposes of organization. At such organizational meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Any organizational meeting may be held at any time or place designated by the Board from time to time.


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      Section 2.5. Regular Meetings.

      Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect, and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

      Section 2.6. Special Meetings.

      Special meetings of the Board shall be held whenever called by the Chairman of the Board of Directors, by the President or by the Secretary at the request of a majority of the directors then in office. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the third day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by facsimile, telegraph, cable or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles.

      Section 2.7. Quorum.

      At each meeting of the Board the presence of a majority of the number of directors fixed by these Bylaws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of any adjourned meeting need not be given.

      Section 2.8. Waivers of Notice of Meetings.

      Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

      Section 2.9. Telephone Meetings.

      Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communication whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.


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      Section 2.10. Actions Without Meetings.

      Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

                                 ARTICLE III
                                  COMMITTEES

      Section 3.1. Creation of Committees.

      To the extent permitted by law, the Board may from time to time by resolution adopted by a majority of the number of directors then in office create such committees of directors as the Board shall deem advisable and with such limited authority, functions and duties as the Board shall by resolution prescribe. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

                                  ARTICLE IV
                                   OFFICERS

      Section 4.1. Number, Term, Election.

      The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be elected and qualify, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.

      Section 4.2. Chairman of the Board of Directors.

      The Chairman of the Board of Directors shall, subject to the control of the Board, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation and shall preside at all meetings of the Board and of the shareholders. The Chairman of the Board of Directors shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

      Section 4.3. President.

      The President shall be the chief operating officer of the Corporation and shall have such powers and perform such duties as may from time to time be prescribed by the Board or by the Chairman of the Board of Directors. The President may sign and execute in the name of the Corporation deeds, contracts and other instruments, except in cases where the signing and the


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execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

      Section 4.4. Vice Presidents.

      Each Vice President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board of Directors, the President or any officer to whom the Chairman of the Board of Directors or the President may have delegated such authority. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

      Section 4.5. Treasurer.

      The Treasurer shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board of Directors, the President or any officer to whom the Chairman of the Board of Directors or the President may have delegated such authority. If the Board shall so determine, the Treasurer shall give a bond for the faithful performance of the duties of the office of the Treasurer, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

      Section 4.6. Secretary.

      The Secretary shall keep the minutes of meetings of shareholders, of the Board, and, when requested, of committees of the Board, and shall attend to the giving and serving of notices of all meetings thereof. The Secretary shall keep or cause to be kept such stock transfer and other books, showing the names of the shareholders of the Corporation, and all other particulars regarding them, as may be required by law. The Secretary shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chairman of the Board of Directors, the President or any officer to whom the Chairman of the Board of Directors or the President may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.


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                                  ARTICLE V
                          REMOVALS AND RESIGNATIONS

      Section 5.1. Removal of Officers.

      Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any officer or agent appointed otherwise than by the Board of Directors may be removed at any time, either with or without cause, by any officer having authority to appoint such an officer or agent, except as may be otherwise provided in these Bylaws. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

      Section 5.2. Resignation.

      Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5.3. Vacancies.

      Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

                                  ARTICLE VI
               CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

      Section 6.1. Execution of Contracts.

      Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.


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      Section 6.2. Loans.

      No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

      Section 6.3. Checks, Drafts, etc..

      All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

      Section 6.4. Deposits.

      All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

      Section 6.5. Voting of Securities.

      Unless otherwise provided by the Board, the President may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.


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                                 ARTICLE VII
                                CAPITAL STOCK

      Section 7.1. Shares.

      Shares of the Corporation may but need not be represented by certificates.

      When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the Virginia Stock Corporation Act (the "VSCA") and as determined by the Board, to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board of Directors or the President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation's shares shall be consecutively numbered or otherwise identified.

      The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

      When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the VSCA to be included on certificates.

      Section 7.2. Stock Transfer Books and Transfer of Shares.

      The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by such shareholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders


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or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

      Section 7.3. Holder of Record.

      Except as otherwise required by the VSCA, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

      Section 7.4. Record Date.

      For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      Section 7.5. Lost, Destroyed or Mutilated Certificates.

      In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

      Section 7.6. Transfer Agent and Registrar; Regulations.

      The Corporation may, if and whenever the Board so determines, maintain in the Commonwealth of Virginia or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.


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                                 ARTICLE VIII
                                     SEAL

      The seal of the Corporation shall be a flat-face circular die, of which there may be any number of counterparts of facsimiles, in such form as the Board of Directors shall from time to time adopt as the corporate seal of the Corporation.


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                               EMERGENCY BYLAWS

      Section 1. Definitions.

      As used in these Emergency Bylaws, (a) the term "period of emergency" shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.

      (b) the term "incapacitated" shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

      (c) the term "senior officer" shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer and the Secretary, and any other person who may have been so designated by the Board before the emergency.

      Section 2. Applicability.

      These Emergency Bylaws, as from time to time amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency Bylaws, all provisions of the regular Bylaws of the Corporation shall remain in effect during any period of emergency.

      No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency Bylaws.

      Section 3. Board of Directors.

      (a) A meeting of the Board may be called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice.

      (b) At any meeting of the Board, three directors in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If less than three directors should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

      (c) In addition to the Board's powers under the regular Bylaws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the


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Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

      (d) The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

      Section 4. Appointment of Officers.

      In addition to the Board's powers under the regular Bylaws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated to serve until the latter ceases to be incapacitated.

      Section 5. Amendments.

      These Emergency Bylaws shall be subject to repeal or change by further action of the Board or by action of the shareholders, except that no such repeal or change shall modify the provisions of the second paragraph of Section with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.


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